UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2011

TRANSOCEAN LTD.

(Exact name of registrant as specified in charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Chemin de Blandonnet 1214 Vernier, Geneva Switzerland		CH-1214
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: +41 (22) 930-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by Transocean Ltd. (the “Company”) with the Securities and Exchange Commission on May 18, 2011 (the “Original Report”). The sole purpose of this amendment is to disclose the Company’s decision regarding how frequently it will conduct shareholder advisory votes on executive compensation. No other changes have been made to the Original Report.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Company’s 2011 Annual General Meeting of Shareholders held on May 13, 2011, the Company’s shareholders voted on, among other matters, a proposal regarding the frequency of holding advisory votes on executive compensation. As previously reported in the Original Report, the shareholders approved, on an advisory basis, an annual advisory vote on compensation for the Company’s named executive officers.

In light of these results, the Company’s Board of Directors determined at a meeting held on August 12, 2011 that the Company will hold an advisory vote on executive compensation every year until the next shareholder advisory vote on this matter, which, in accordance with applicable law, will occur no later than the Company’s annual general meeting of shareholders in 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: August 17, 2011	By:	/s/ Heather G. Callender
Heather G. Callender Associate General Counsel